Exhibit 1

Agreement of Joint Filing

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned, Michael A. Davis, Janet J. Johnstone, the Michael Arlen Davis Charitable Lead Annuity Trust, and the Michael Arlen Davis Revocable Trust hereby agree to the joint filing on behalf of each of them of the Schedule 13G to which this Agreement is attached as an exhibit (and any further amendment filed by them) with respect to the common stock, $0.02 par value, of Cyanotech Coporation.

This Agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: 2/10/13

By: /s/ Michael A. Davis

      Michael A. Davis

By: /s/ Janet J. Johnstone

        Janet J. Johnstone

By: /s/ Michael A. Davis

        The Michael Arlen Davis Charitable Lead

        Annuity Trust

By: Michael A. Davis

Its: Co-Trustee

By: /s/ Michael A. Davis

        The Michael Arlen Davis Revocable Trust

By: Michael A. Davis

Its: Trustee